Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement Nos. 333-119670, 333-1114005 and 333-105640 on Form S-8 of our report dated August 24, 2006, relating to the financial statements of GL Energy & Exploration, Inc. (now known as American Southwest Music Distribution, Inc.), which appear in this Annual Report on Form 10-KSB of American Southwest Music Distribution, Inc. for the year ended April 30, 2006.

/s/ KBL, LLP

KBL, LLP
New York, NY

August 25, 2006